As filed with the Securities and Exchange Commission on April 21, 2010

Registration No. 333-
                             333-160884

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

United Rentals, Inc.
United Rentals (North America), Inc.
(FOR CO-REGISTRANTS, PLEASE SEE
TABLE OF CO-REGISTRANTS ON THE FOLLOWING PAGE)

(Exact Names of Registrants as Specified in their Charters)

Delaware Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-1522496 06-1493538 (I.R.S. Employer Identification No.)

Five Greenwich Office Park
Greenwich, Connecticut 06831
(203) 622-3131
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrants' Principal Executive Offices)

Jonathan M. Gottsegen, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Five Greenwich Office Park
Greenwich, Connecticut 06831
(203) 622-3131
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Andrew D. Soussloff, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	William V. Fogg, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Security(3)	Proposed maximum aggregate offering price(1)(4)	Amount of Registration Fee(7)

United Rentals, Inc.

Debt securities

Shares of common stock, par value $0.01 per share

Rights(5)

Shares of preferred stock, par value $0.01 per share

Warrants

United Rentals (North America), Inc.

Debt securities

Guarantees(6)

Total	$1,000,000,000		$1,000,000,000	$71,300

(See footnotes on next page)

(Footnotes from previous page)

(1)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933. There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock, preferred stock and warrants as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)
Pursuant to Rule 429 under the Securities Act of 1933, the securities covered by the prospectus filed as part of this Registration Statement include $327,500,000 in aggregate initial offering price of United Rentals, Inc.'s debt securities, shares of common stock, preferred stock and warrants, and United Rentals (North America), Inc.'s debt securities and the guarantees thereon that were previously registered pursuant to Registration Statement (File No. 333-160884) and have not yet been issued and sold.

(3)
The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest, dividends and distributions, if any. The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement shall not exceed $1,000,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then such debt securities may be issued so long as the aggregate initial offering price of all such debt securities, together with the initial offering price of all other securities registered and offered hereunder, does not exceed $1,000,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies.

(5)
Each share of common stock includes one preferred stock purchase right as described in the attached prospectus under "Description of Holdings' Common Stock—Stockholder Rights Plan."

(6)
United Rentals, Inc. will, and certain subsidiaries of United Rentals (North America), Inc. may, fully and unconditionally guarantee the payment of principal of, and premium (if any) and interest on, the debt securities of United Rentals (North America), Inc. Pursuant to Rule 457(n) under the Securities Act of 1933, no additional filing fee is being paid in respect of the guarantees. The guarantees will not be traded separately.

(7)
A registration fee of $55,800 was previously paid on July 29, 2009 in connection with the registration of $1,000,000,000 in aggregate initial offering price of securities. Of that amount, $672,500,000 in aggregate initial offering price of securities were sold to the public, leaving a balance of unsold securities of $327,500,000. As a result, a filing fee of $47,949.25 will be due to register the additional $672,500,000 of securities.

           This registration statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-160844, which was declared effective on November 4, 2009. Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933.

           Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained in this registration statement and supplements to such Prospectus will also be used in connection with the offering of United Rentals, Inc.'s debt securities, shares of common stock, preferred stock and warrants, and United Rentals (North America), Inc.'s debt securities and the guarantees thereon previously registered pursuant to the registrants' Registration Statement (File No. 333-160884) and not issued.

           The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
InfoManager, Inc.	75-2836163	Texas
United Rentals (Delaware), Inc.	51-0414593	Delaware
United Rentals Financing Limited Partnership	77-0704457	Delaware
United Rentals Highway Technologies Gulf, Inc.	06-1604996	Delaware
United Rentals Northwest, Inc.	93-0257120	Oregon
United Rentals Realty, LLC	30-0505322	Delaware
Wynne Systems, Inc.	33-0507674	California

        Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Principal Executive Offices: c/o United Rentals (North America), Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831, (203) 622-3131.

        Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant's Agent for Service: Jonathan M. Gottsegen, Esq., Senior Vice President, General Counsel and Corporate Secretary, Five Greenwich Office Park, Greenwich, Connecticut 06831, (203) 622-3131.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 21, 2010

PROSPECTUS

United Rentals, Inc.

Debt Securities
Common Stock
(including one preferred
stock purchase right)
Preferred Stock
Warrants

United Rentals (North America), Inc.

Debt Securities
(and guarantees thereon)

        United Rentals, Inc. ("Holdings") may, from time to time, offer and sell senior debt securities, common stock, preferred stock and warrants. United Rentals (North America), Inc. ("URNA") may, from time to time, offer and sell senior and senior subordinated debt securities, and Holdings will, and certain of URNA's subsidiaries including InfoManager, Inc., United Rentals (Delaware), Inc., United Rentals Financing Limited Partnership, United Rentals Highway Technologies Gulf, Inc., United Rentals Northwest, Inc., United Rentals Realty, LLC and Wynne Systems, Inc. may, fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. The debt securities, preferred stock and warrants of Holdings and the debt securities of URNA may be convertible into, or exercisable or exchangeable for, common stock, preferred stock or other securities of Holdings. Additionally, each share of Holdings common stock includes one preferred stock purchase right. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. The aggregate amount of the securities offered by us under this prospectus will not exceed $1 billion.

        This prospectus provides you with a general description of the securities that may be offered in one or more offerings. Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

        We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts and any over-allotment options. See "Plan of Distribution" for a further description of the manner in which we may dispose of the securities covered by this prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        The common stock of Holdings is traded on the New York Stock Exchange under the symbol "URI." On April 20, 2010, the closing sale price of our common stock on the New York Stock Exchange was $10.73 per share.

        You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.

        Investing in our securities involves certain risks. See the section titled "Risk Factors" beginning on page 6 of this prospectus and on page 10 of our annual report on Form 10-K for the year ended December 31, 2009, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our debt securities, common stock, preferred stock or warrants, as applicable.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                       , 2010.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE HEREIN, AS DESCRIBED UNDER "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," OR ANY FREE WRITING PROSPECTUS THAT WE PREPARE AND DISTRIBUTE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PUBLISHED, AND NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. IF YOU RECEIVE ANY OTHER INFORMATION, YOU SHOULD NOT RELY ON IT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE COVER PAGE OF THIS PROSPECTUS. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this process, we may sell the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement, together with this prospectus, which will contain more specific information about the terms of the offering and the offered securities. The accompanying prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the SEC are also available to the public through the SEC's Internet website at http://www.sec.gov.

        We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.ur.com. The information contained on our website is not incorporated by reference into this document.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement and the documents incorporated by reference herein for a copy of that contract or other document. You may review a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's Internet website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents (or portions thereof) or information deemed to have been furnished and not filed in accordance with SEC rules and regulations):

  (1)
  Annual report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 3, 2010;

  (2)
  Quarterly report on Form 10-Q for the quarter ended March 31, 2010, filed on April 21, 2010;

  (3)
  Current report on Form 8-K, dated March 11, 2010 and filed on March 11, 2010;

  (4)
  The description of our capital stock contained in a registration statement filed with the SEC under 12(b) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description, which description is amended by the description contained in this prospectus; and

  (5)
  All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of the securities.

        We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents, unless such exhibits are specifically incorporated by reference into those documents. You can request those documents from United Rentals, Inc. at Five Greenwich Office Park, Greenwich, Connecticut 06831, Attention: Corporate Secretary, telephone number (203) 622-3131.

        When we refer to "United Rentals," the "Company," "we," "our" or "us" in this prospectus, we mean Holdings and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

        We have included in, or incorporated by reference into, this prospectus forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "seek," "on-track," "plan," "project," "forecast," "intend" or "anticipate," or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control and, consequently, our actual results may differ materially from those projected by any forward-looking statements. See the section titled "Risk Factors" below for information regarding certain important factors that could cause our actual results to differ materially from those projected in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this prospectus or, in the case of any document incorporated by reference into this prospectus, the date of that document. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statements are made.

 THE COMPANY

        United Rentals is the largest equipment rental company in the world with an integrated network of 562 rental locations in the United States, Canada and Mexico. We offer approximately 3,000 classes of equipment for rent to customers that include construction and industrial companies, manufacturers, utilities, municipalities, homeowners and government entities. In 2009, we generated revenue of $2.4 billion, including $1.8 billion of equipment rental revenue.

        As of March 31, 2010, our fleet of rental equipment included approximately 218,000 units having an original equipment cost, based on initial consideration paid, of $3.7 billion. The fleet includes:

  •
  General construction and industrial equipment, such as backhoes, skid-steer loaders, forklifts, earth moving equipment, material handling equipment;

  •
  Aerial work platforms, such as scissor lifts and boom lifts;

  •
  General tools and light equipment, such as pressure washers, water pumps, heaters and hand tools; and

  •
  Trench safety equipment, such as trench shields, aluminum hydraulic shoring systems, slide rails, crossing plates, construction lasers and line testing equipment for underground work.

        In addition to renting equipment, we sell new and used rental equipment as well as related contractor supplies, parts and service.

        Our principal executive offices are located at Five Greenwich Office Park, Greenwich, Connecticut 06831, and our telephone number is (203) 622-3131.

 RISK FACTORS

        Investing in our securities involves certain risks. Before you invest in any of our debt securities, common stock, preferred stock or warrants, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See "Where You Can Find More Information" for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. For purposes of calculating this ratio, (i) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes, and fixed charges, net of capitalized interest and (ii) fixed charges consist of interest expense, which includes amortization of deferred finance charges, interest expense-subordinated convertible debentures, capitalized interest and imputed interest on our lease obligations. The interest component of rent was determined based on an estimate of a reasonable interest factor at the inception of the leases.

	Year Ended December 31,							Three Months Ended March 31,
	2005	2006	2007	2008		2009		2010
Ratio of Earnings to Fixed Charges(1)	2.3x	2.4x	3.3x	—	(2)(3)	—	(2)	—	(2)

(1)
Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods shown. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends does not differ from the ratio of earnings to fixed charges.

(2)
Due to our losses for the three months ended March 31, 2010 and the years ended December 31, 2009 and 2008, the ratio coverage was less than 1:1 for these periods. We would have had to have generated additional earnings of $64, $108, and $814 million for the three months ended March 31, 2010 and the years ended December 31, 2009 and 2008, respectively, to have achieved coverage ratios of 1:1.

(3)
The loss for the year ended December 31, 2008 includes the effect of an $1,147 million pretax non-cash goodwill impairment charge. The effect of this charge was to reduce the ratio of earnings to fixed charges. Had this charge been excluded from the calculation, the ratio of earnings to fixed charges would have been 2.2x for the year ended December 31, 2008.

 USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement or other offering material, we will use the proceeds from the sale of the securities to repay our outstanding debt, to retire other securities or to provide funds for general corporate purposes.

 SUMMARY DESCRIPTION OF THE SECURITIES WE MAY ISSUE

        We may use this prospectus to offer from time to time:

  •
  Debt securities.  The debt securities may be senior debt securities or, in the case of URNA, senior or senior subordinated debt securities. The debt securities may be convertible into, or exchangeable for, Holdings' common stock, preferred stock or other securities. In the case of debt securities issued by URNA, Holdings will, and certain of URNA's subsidiaries may, fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. The debt securities will be unsecured and, in the case of senior debt, will rank equally with any of our other senior and unsecured debt and, in the case of subordinated debt, will rank junior in right of payment and priority to any senior debt.

  •
  Shares of common stock, par value $0.01 per share, of Holdings.

  •
  Shares of preferred stock, par value $0.01 per share, of Holdings.  The preferred stock may be convertible into, or exchangeable for, other series of Holdings' preferred stock or common stock. We may offer different series of preferred stock with different dividend, voting, conversion, redemption and liquidation rights.

  •
  Warrants.  These warrants may be issued by Holdings for the purchase of our debt securities, common stock or preferred stock. Warrants may be issued independently or together with debt securities, common stock or preferred stock, and may be attached to or separate from those securities.

        The applicable prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities to the extent they are not described in this prospectus.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain copies of them. The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below.

        Please note that, in this section titled "Description of Debt Securities," references to "we," "our" and "us" refer either to Holdings or to URNA, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. Also, in this section, references to "holders" mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section titled "—Book-Entry, Delivery and Form."

Debt Securities May Be Senior or Senior Subordinated

        Holdings and URNA may issue debt securities which, in the case of Holdings, will be senior debt securities and, in the case of URNA, may be senior or senior subordinated debt securities. Neither the senior debt securities nor the senior subordinated debt securities will be secured by any property or assets of Holdings, URNA or any of their respective subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of Holdings or URNA, as the case may be. As a result, both the senior debt securities and the senior subordinated debt securities will be structurally subordinate to the secured indebtedness of Holdings or URNA, as the case may be, to the extent of the value of the applicable collateral. In addition, the debt securities may be convertible into, or exchangeable for, Holdings' common stock, preferred stock or other securities.

        The senior debt securities will be issued under the applicable senior debt indenture, as described below, and will rank equally with all the other senior unsecured and unsubordinated debt of Holdings or URNA, as the case may be.

        The senior subordinated debt securities of URNA will be issued under the senior subordinated debt indenture, as described below, and payment of the principal of, and premium (if any) and interest on, the senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of URNA's "senior indebtedness," as defined in the senior subordinated debt indenture. The prospectus supplement for any series of senior subordinated debt securities will set forth the subordination terms of such debt securities, as well as the aggregate amount of senior indebtedness outstanding as of the end of URNA's most recent fiscal quarter. The prospectus supplement will also set forth limitations, if any, on issuance of additional senior indebtedness. Holdings' senior indebtedness will be structurally subordinate to the indebtedness of URNA and will be structurally subordinate to the indebtedness of the subsidiaries of URNA. URNA's indebtedness is, and any additional indebtedness of URNA will be, structurally subordinate to the indebtedness of URNA's subsidiaries (except to the extent such subsidiary guarantees such indebtedness and solely to the extent of such guarantee) and will be structurally senior to any indebtedness of Holdings (except to the extent Holdings guarantees such indebtedness and solely to the extent of such guarantee).

        When we refer to "senior debt securities", we mean both the senior debt securities of Holdings and the senior debt securities of URNA, unless the context requires otherwise. When we refer to "senior subordinated debt securities", we mean the senior subordinated debt securities of URNA, unless the context requires otherwise. When we refer to "debt securities", we mean both the senior debt securities and the senior subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indenture of Holdings

        The senior debt securities of Holdings are governed by a document called an indenture. Each indenture is a contract between Holdings, as the issuer of the debt securities, and The Bank of New York Mellon, which will initially act as trustee.

        The trustee has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe under "—Events of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

        When we refer to the indenture or the trustee with respect to any debt securities of Holdings, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

The Senior Debt Indenture and the Senior Subordinated Debt Indenture of URNA

        The senior debt securities and the senior subordinated debt securities of URNA are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the senior subordinated debt indenture, in the case of the senior subordinated debt securities. Each indenture is a contract between (i) URNA, as issuer of the debt securities, (ii) Holdings and certain subsidiaries of URNA, if applicable, as guarantors, and (iii) The Bank of New York Mellon, which will initially act as trustee. The indentures governing the debt securities of URNA are substantially identical, except for the provisions relating to subordination, which are included only in the senior subordinated debt indenture.

        Under each indenture, Holdings will, and certain subsidiaries of URNA may, fully and unconditionally guarantee, jointly and severally, to each holder and the trustee, the full and prompt performance of URNA's obligations under the indenture and the debt securities, including the payment of principal of, and premium (if any) and interest on, the debt securities. The guarantee of any senior subordinated debt securities by Holdings and those subsidiaries of URNA will be subordinated to the senior indebtedness of Holdings or such subsidiary guarantor, as applicable, on the same basis as such senior subordinated debt securities are subordinated to the senior indebtedness of URNA.

        The prospectus supplement will describe any additional terms of the guarantee and will identify any subsidiary guarantors of those debt securities.

        The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe under "—Events of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

        When we refer to the indenture, the guarantors or the trustee with respect to any debt securities of URNA, we mean the indenture under which those debt securities are issued, Holdings and any subsidiary guarantors of those debt securities and the trustee under that indenture.

We May Issue Many Series of Debt Securities

        We may issue as many distinct series of debt securities as we wish. Additionally, the provisions of each indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. This section of the prospectus summarizes terms of the securities that apply generally to all series. We will describe most of the financial and other specific terms of a series, including any additional terms of any guarantee, whether it be a series of the senior debt securities or senior subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

        As you read this section of the prospectus, please remember that the specific terms of the debt securities will be described in the accompanying prospectus supplement and that such description may modify or replace the general terms described in this section. If there are any differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in the prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Principal Amount, Stated Maturity and Maturity

        The "principal amount" of a debt security means the principal amount, plus the premium, if any, payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

        The term "stated maturity" with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

        We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment.

        When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Terms Contained in the Prospectus Supplement

        The prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The prospectus supplement will include some or all of the following:

  •
  whether the issuer of the debt securities is Holdings or URNA;

  •
  the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

  •
  any limit on the aggregate principal amount of debt securities of such series;

  •
  the date or dates on which the principal of any debt securities is payable;

  •
  the rate or rates at which any debt securities of the series will bear interest, if any, and the date or dates from which any such interest will accrue;

  •
  the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;

  •
  the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

  •
  the place or places where the principal of, and premium (if any) and interest on, any debt securities of the series will be payable and the manner in which any payment may be made;

  •
  any provisions regarding the manner in which the amount of the principal of, and premium (if any) and interest on, any debt securities of the series may be determined with reference to a financial or economic measure or pursuant to a formula, if applicable;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option, and, if other than by a board resolution, the manner in which our election to redeem the debt securities will be evidenced;

  •
  our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  the denominations of the debt securities if other than denominations of $1,000 and any integral multiple of $1,000 in excess thereof;

  •
  if other than the currency of the United States, the currency, currencies or currency units in which the principal of, and premium (if any) and interest on, any debt securities of the series will be payable and the manner of determining the equivalent thereof in the currency of the United States for any purpose;

  •
  if the principal of, and premium (if any) and interest on, any debt securities of the series is to be payable in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies, or currency units in which the principal of, and premium (if any) and interest on, such debt securities will be payable, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable (or the manner in which such amount will be determined);

  •
  if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity;

  •
  if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

  •
  that the debt securities of the series will be subject to full defeasance or covenant defeasance, if applicable;

  •
  that any debt securities will be issuable in whole or in part in the form of one or more global securities and, in such case, the depositaries for such global securities and the form of any legend or legends which will be borne by such global security, if applicable;

  •
  any addition to, elimination of, or other change in, the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

  •
  any addition to, elimination of or other change in the covenants which apply to any debt securities of the series;

  •
  if the debt securities may be converted into, or exchanged for, common or preferred stock or other securities of Holdings, the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the number of shares of common or preferred stock issuable upon conversion or exchange may be adjusted or calculated according to the market price of Holdings' common or preferred stock or such other securities;

  •
  in the case of debt securities issued by URNA, any additional terms of the guarantee and, if the debt securities are guaranteed by certain subsidiaries of URNA, the identity of the subsidiary guarantors; and

  •
  any other terms of the debt securities not inconsistent with the indenture.

        Unless otherwise specified in the prospectus supplement, the debt securities will not be listed on any securities exchange.

        Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the prospectus supplement.

        Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.

Certain Covenants

        The indenture may include covenants of Holdings, URNA or any subsidiary guarantors, as the case may be. These covenants may impose limitations on our indebtedness, limitations on liens, limitations on the issuance of preferred stock of certain of our subsidiaries, limitations on certain distributions and limitations on transactions with our affiliates, or other limitations. Any such covenants applicable to a series of debt securities will be set forth in the prospectus supplement.

Consolidation, Merger, Sale of Assets, Etc.

        The indenture may restrict the ability of Holdings, URNA and/or certain of URNA's subsidiaries to enter into certain transactions, including a transaction or series of transactions pursuant to which Holdings, URNA or certain of URNA's subsidiaries merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons. The terms of any such restriction applicable to a series of debt securities will be set forth in the prospectus supplement.

Events of Default

        The following will be "Events of Default" under the indenture:

  (i)
  default in the payment of the principal of, or premium (if any) on, any of the debt securities, when due and payable (at stated maturity, upon optional redemption, or otherwise), whether or not prohibited by the subordination provisions of the indenture, if any;

  (ii)
  default in the payment of an installment of interest on any debt security, when due and payable, for 30 days, whether or not prohibited by the subordination provisions of the indenture, if any;

  (iii)
  certain events relating to our bankruptcy, insolvency or reorganization; and

  (iv)
  if applicable, any of the guarantees ceases to be in full force and effect or any of the guarantees is declared to be null and void and unenforceable or any of the guarantees is found to be invalid or Holdings or any of the subsidiary guarantors denies its liability under its guarantee (other than by reason of release of Holdings or the subsidiary guarantor in accordance with the terms of the indenture).

        The prospectus supplement will specify any additional Events of Default with respect to a particular series of debt securities. If an Event of Default (other than an Event of Default covered by clause (iii) above) will occur and be continuing, the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding, by notice to the trustee and us, may declare the principal of, premium (if any) and accrued and unpaid interest (if any) on all of the outstanding debt securities due and payable immediately, upon which declaration, all amounts payable in respect of the debt securities will be due and payable as of the date which is five business days after the giving of such notice. If an Event of Default specified in clause (iii) above occurs and is continuing, then the principal of, and premium (if any) and accrued and unpaid interest (if any) on, all the outstanding debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of debt securities.

        After a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities, by written notice to us and the trustee, may rescind such declaration if:

  (i)
  we have paid or deposited with the trustee a sum sufficient to pay:

  (a)
  all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

  (b)
  all overdue interest on all debt securities;

  (c)
  the principal of, and premium (if any) on, any debt securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the debt securities; and

  (d)
  to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate set forth in the debt securities which has become due otherwise than by such declaration of acceleration;

  (ii)
  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

  (iii)
  all Events of Default, other than the non-payment of the principal of, and premium (if any) and interest on, the debt securities that has become due solely by such declaration of acceleration, have been cured or waived.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may on behalf of the holders of all the debt securities waive any past defaults under the indenture, except a default in the payment of the principal of, or premium (if any) or interest on, any debt security, or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each debt security outstanding.

        No holder of any of the debt securities has any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless (i) such holder has previously given written notice to the trustee of a continuing Event of Default, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities have made written request to the trustee to institute such proceeding as the trustee under the debt securities and the indenture, (iii) such holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee has failed to institute such proceeding within 45 days after receipt of such notice, request and offer of indemnity and (v) the trustee, within such 45-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding debt securities. Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, or premium (if any) or interest on, such debt security on or after the respective due dates expressed in such debt security.

        During the existence of an Event of Default, the trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, whether or not an Event of Default will occur and be continuing, the trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders will have offered to the trustee security or indemnity satisfactory to it. Subject to certain provisions concerning the rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee under the indenture.

        If a default or an Event of Default occurs and is continuing and is known to the trustee, the trustee will mail to each holder of the debt securities notice of the default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a default or an Event of Default in payment of the principal of, or premium (if any) or interest on, any debt securities, the trustee may withhold the notice to the holders of such debt securities if its board of directors, the executive committee or a committee of its board of directors or any responsible officer at the trustee's corporate trust office in good faith determines that withholding the notice is in the interest of the holders of the debt securities.

        We are required to furnish to the trustee annual statements as to our performance of our obligations under the indenture and as to any default in such performance. We are also required to notify the trustee within five days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

No Liability for Certain Persons

        No director, officer, employee or stockholder of Holdings or URNA, nor any director, officer or employee of any subsidiary guarantor, as such, will have any liability for any obligations of Holdings, URNA or any such subsidiary guarantor, as the case may be, under the debt securities, the guarantees thereof or the indenture based on, or by reason of, such obligations or their creation. Each holder by accepting a debt security waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities when:

  (i)
  either:

  (a)
  all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or repaid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

  (b)
  all debt securities not theretofore delivered to the trustee for cancellation (except lost, stolen or destroyed debt securities which have been replaced or paid) have become due and payable, will become due and payable at their stated maturity within one year or will become due and payable within one year under arrangements acceptable to the trustee, and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for the principal of, and premium (if any) and interest on, the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the maturity or redemption date, as the case may be, together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (ii)
  we have paid all other sums payable under the indenture by us; and

  (iii)
  we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendments and Waivers

        From time to time, we, when authorized by a resolution of our Board of Directors (the "Board"), and the trustee may, without the consent of the holders of any outstanding debt securities, amend, waive or supplement the indenture or the debt securities for certain specified purposes described in the applicable prospectus supplement, including, among other things, adding to our covenants or surrendering any right or power conferred upon us in the indenture, securing any of the debt securities, curing ambiguities, defects or inconsistencies, qualifying (or maintaining the qualification of) the indenture under the Trust Indenture Act of 1939; provided, however, that such amendments, waivers or supplements do not adversely affect the rights of any holder of debt securities. Other amendments and modifications of the indenture or the debt securities may be made by us and the trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  (i)
  reduce the principal amount of, extend the stated maturity of or alter the redemption provisions of, any debt security;

  (ii)
  change the currency in which any debt security or any premium or the interest thereon is payable;

  (iii)
  reduce the percentage in principal amount of outstanding debt securities that must consent to an amendment, supplement or waiver or consent to take any action under the indenture or the debt security or any guarantee;

  (iv)
  impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities or any guarantee;

  (v)
  waive a default in payment with respect to the debt securities or any guarantee;

  (vi)
  reduce or change the rate or time for payment of interest on the debt securities;

  (vii)
  modify the terms upon which those debt securities are convertible into, or exchangeable for, Holding's other securities in a manner adverse to the holders; or

  (viii)
  modify or change any provision in the indenture affecting the ranking of the debt securities or, in the case of debt securities entitled to the benefit of any guarantee, any guarantee in a manner adverse to the holders.

The Trustee

        The indenture provides that, except during the continuance of an Event of Default, the trustee thereunder will perform only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined in such Act), it must eliminate such conflict or resign.

Governing Law

        The indentures, the debt securities and any guarantees of those debt securities will be governed by New York law.

Book-Entry, Delivery and Form

        The debt securities will be issued in the form of one or more registered global debt securities (the "Global Debt Securities"). The Global Debt Securities will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Debt Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the

Global Debt Securities may not be exchanged for debt securities in certificated form except in the limited circumstances described below. See "—Exchange of Global Debt Securities for Certificated Debt Securities." Except in the limited circumstances described below, owners of beneficial interests in the Global Debt Securities will not be entitled to receive physical delivery of debt securities in certificated form.

        Transfers of beneficial interests in the Global Debt Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (i)
  upon deposit of the Global Debt Securities, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Debt Securities; and

  (ii)
  ownership interests in the Global Debt Securities will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Debt Securities).

        Investors in the Global Debt Securities who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Debt Securities who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Debt Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Debt Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Debt Security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of an interest in the Global Debt Securities will not have debt securities registered in their names, will not receive physical delivery of debt securities in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

        Payments in respect of the principal of, and premium (if any) and interest on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the debt securities, including the Global Debt Securities, are registered as the owners of the debt securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

  (i)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Debt Securities or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Debt Securities; or

  (ii)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the debt securities (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the debt securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Debt Securities and only in respect of such portion of the aggregate principal amount of the debt securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the debt securities, DTC reserves the right to exchange the Global Debt Securities for debt securities in certificated form and to distribute such debt securities to its Participants.

        Neither we, the trustee nor any agent of ours of the trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Debt Securities for Certificated Debt Securities

        Subject to certain conditions, a Global Debt Security is exchangeable for certificated debt securities in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if:

  (i)
  DTC notifies us that it is unwilling or unable to continue as depository for the Global Debt Securities or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, we are unable to locate a qualified successor within 90 days;

  (ii)
  we, in our discretion, at any time determine not to have all the debt securities represented by the Global Debt Securities; or

  (iii)
  an Event of Default has occurred and is continuing.

        Any Global Debt Security that is exchangeable as described above is exchangeable for certificated debt securities issuable in authorized denominations and registered in such names as DTC will direct.

Same Day Settlement and Payment

        We will make payments in respect of the debt securities represented by the Global Debt Securities (including principal, premium (if any) and interest) by wire transfer of immediately available funds to the accounts specified by the holder of the Global Debt Security. We will make all payments of principal, premium (if any) and interest, with respect to certificated debt securities by wire transfer of immediately available funds to the accounts specified by the holders of the certificated debt securities or, if no such account is specified, by mailing a check to each such holder's registered address.

DESCRIPTION OF HOLDINGS' COMMON STOCK

        The following description of Holdings' common stock is a summary of the material terms of our common stock. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to our certificate of incorporation, by-laws and applicable Delaware law.

General

        Holdings is authorized by its certificate of incorporation to issue up to 500,000,000 shares of common stock, par value $0.01 per share.

        As of March 31, 2010, there were 60,433,823 shares of Holdings' common stock, $.01 par value, outstanding. At December 31, 2009, there were (i) 13,000 shares of common stock reserved for the exercise of warrants, (ii) 2,782,445 shares of common stock reserved for issuance pursuant to options granted under our stock option plans, (iii) 3,017,379 shares of common stock reserved for the conversion of outstanding Quarterly Income Preferred Securities of the United Rentals Trust I, (iv) 5,275,482 shares of common stock reserved for the conversion of outstanding 1 7/8% Convertible Senior Subordinated Notes due 2023 and, (v) 19,403,818 shares of common stock reserved for the conversion of outstanding 4.00% Convertible Senior Notes due 2015.

        The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Dividend Rights

        Subject to the rights of the holders of our preferred stock (if any), the holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our Board, from legally available funds. However, Holdings has not paid dividends on its common stock since inception.

Voting Rights; Declassified Board

        Each holder of record of our common stock is entitled to one vote for each share held on all matters submitted to a vote at a meeting of our stockholders. Except as otherwise required by law, holders of our common stock will vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters. Our by-laws require a director to be elected by a majority of votes cast with respect to such director in uncontested elections. As a result of an amendment to our restated certificate of incorporation that was proposed by the Board and approved by stockholders at our 2007 annual meeting, we have begun to transition our Board from a classified board to a declassified board such that, beginning with our 2010 annual meeting, all directors will be elected annually for one-year terms.

Liquidation Rights

        Subject to the rights of the holders of our preferred stock (if any), in the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally in the assets available for distribution after payment of all creditors.

No Redemption, Conversion or Preemptive Rights

        Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.

Fully Paid and Nonassessable

        When Holdings issues shares of its common stock, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

No Restrictions on Transfer

        Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our common stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Issuance of Common Stock

        In certain instances, the issuance of authorized but unissued shares of common stock may have an anti-takeover effect. The Board's authority to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

Certain Provisions in our Certificate of Incorporation and By-laws

        Holdings' certificate of incorporation and by-laws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions (i) providing the Board with the exclusive power to determine the exact number of directors comprising the entire Board, subject to the certificate of incorporation and the right of the holders of preferred stock to elect directors (if any); (ii) authorizing the Board or a majority of the directors then in office or the sole remaining director (and not stockholders unless there are no directors then in office) to fill vacancies in the Board; (iii) providing that a director may be removed prior to the expiration of his or her term only by the affirmative vote of 66 2/3% of the voting power and, with respect to directors elected before 2008, only for cause; (iv) requiring advance notice of stockholder proposals; (v) providing that any action required or permitted to be taken by our stockholders be taken only at an annual or special meeting and prohibiting stockholder action by written consent in lieu of a meeting; (vi) providing the Board with flexibility in scheduling the annual meeting (subject to state law requirements); (vii) providing that special meetings of stockholders may be called only by the chief executive officer or a majority of the Board; (viii) providing that the by-laws may be amended by the Board; (ix) providing that the by-laws and certain of the provisions of the certificate of incorporation may be amended by our stockholders only by the affirmative vote of at least 66 2/3% of the outstanding voting power and (x) authorizing the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate. The foregoing provisions could impede a change of control.

Stockholder Rights Plan

        We adopted a stockholder rights plan on September 28, 2001 (with a record date of October 19, 2001), as amended by the First Amendment, dated as of July 22, 2007 and the Second Amendment, dated October 16, 2008. Under this plan, each outstanding share of our common stock includes one associated preferred stock purchase right. Each right entitles the registered holder to purchase from Holdings a unit consisting of one one-thousandth of a share of Series E Junior Participating Preferred Stock, at an exercise price of $120.00 per unit, subject to adjustment. The rights are not currently exercisable, but may become exercisable as described below.

        If an entity, person or group of affiliated persons acquires beneficial ownership of 15% or more of the common stock (an "Acquiring Person"), then the rights will become exercisable and each holder of a right, other than the Acquiring Person, will thereafter have the right to receive, upon exercise, common stock having a value then equal to two times the exercise price of the right. If Holdings is acquired in a merger or business combination transaction or 50% or more of Holdings' assets, cash flow or earning power is sold, each holder of a right, other than the Acquiring Person, would have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which, at the time of such transaction, would have a market value of two times the exercise price of the right. The final expiration date of the stockholder rights plan is September 27, 2011.

Section 203 of the Delaware General Corporation Law

        Holdings is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between Holdings and an interested stockholder is prohibited unless it satisfies one of the following conditions:

  •
  prior to the stockholder becoming an interested stockholder, the Board must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Holdings outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

  •
  the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Listing

        Holdings' common stock is traded on the New York Stock Exchange and trades under the symbol "URI."

Transfer Agent

        The transfer agent for our shares of common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF HOLDINGS' PREFERRED STOCK

        The following description of Holdings' preferred stock outlines some of the provisions of our preferred stock. This information may not be complete in all respects and is qualified in its entirety by reference to our certificate of incorporation and by-laws, and the certificate of designation relating to your series of preferred stock. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of preferred stock may differ from the general description of terms presented below.

General

        Holdings is authorized by its certificate of incorporation to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series.

        Currently, there are no shares of our preferred stock issued and outstanding. As previously reported and as discussed in our annual report on Form 10-K for the fiscal year ended December 31, 2008, in June 2008, we repurchased all of our outstanding Series C and Series D perpetual convertible preferred stock, which have been cancelled and returned to the status of authorized but unissued shares of preferred stock.

        Subject to the restrictions prescribed by law, our Board is authorized to fix the number of shares of any series of unissued preferred stock, to determine the designations and the rights, preferences, privileges, restrictions and limitations granted to or imposed upon any series of preferred stock (including dividend rights (which may be cumulative or non-cumulative), voting rights, conversion rights, redemption rights and terms, sinking fund provisions, liquidation preferences and any other relative rights, preferences and limitations of that series) and, within any applicable limits and restrictions established, to increase or decrease the number of shares of such series subsequent to its issue. Before we issue any series of preference shares, our Board will adopt resolutions creating and designating such series as a series of preference shares. Shareholders will not need to approve these resolutions. The issuance of preferred stock could adversely affect the voting and other rights of holders of our common stock and may have the effect of delaying or preventing a change in control of Holdings.

Terms Contained in the Prospectus Supplement

        The applicable prospectus supplement will contain the dividend, voting, conversion, redemption, sinking fund, liquidation and other rights, preferences, privileges, restrictions or limitations of any series of preferred stock. The applicable prospectus supplement will describe the following terms of a series of preferred stock:

  •
  the designation and stated value per preference share and the number of preference shares offered;

  •
  the initial public offering price at which we will issue the preference shares;

  •
  whether the shares will be listed on any securities exchange;

  •
  the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

  •
  any voting rights;

  •
  any conversion rights;

  •
  any redemption or sinking fund provisions;

  •
  the amount of liquidation preference per share; and

  •
  any additional dividend, voting, conversion, redemption, sinking fund, liquidation and other rights or restrictions.

        The applicable prospectus supplement may also describe some of the U.S. federal income tax consequences of the purchase and ownership of the series of preferred stock.

No Preemptive Rights

        The holders of our preferred stock will have no preemptive rights to buy any additional shares of preferred stock.

Fully Paid and Nonassessable

        When we issue shares of our preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

No Restrictions on Transfer

        Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our preferred stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Issuance of Preferred Stock

        In certain instances, the issuance of authorized but unissued shares of preferred stock may have an anti-takeover effect. The authority of the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the Board to prevent a change of control despite a shift in ownership of our common stock.

DESCRIPTION OF WARRANTS

        The following description outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified in its entirety by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

General

        We may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with such debt securities, common stock or preferred stock, and may be attached to or separate from those securities.

        Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank, as warrant agent, selected by us with respect to such series, having its principal office in the United States and having combined capital and surplus of at least $50,000,000.

        The applicable prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The applicable prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus and the accompanying prospectus supplement are being delivered, including:

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  the offering price;

  •
  the aggregate number of warrants;

  •
  whether the warrants or related securities will be listed on any securities exchange;

  •
  the currency for which such warrants may be purchased;

  •
  the date on which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

  •
  the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

  •
  the terms of the securities issuable upon exercise of those warrants;

  •
  provisions for changes to or adjustments in the exercise price;

  •
  whether the warrants will be issued in global or certificated form; and

  •
  any other terms of the warrants.

        Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent's corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive the principal of, and premium (if any) or interest payments on, the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

        Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned or calculated as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised or, in the case of global securities, as described under "Global Securities," by delivery of an exercise notice for those warrants, together with certain information and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent's corporate trust office or any other office indicated in the applicable prospectus supplement, we will, within the time period provided by the relevant warrant agreement, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

        If mentioned in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

        In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock to be purchased upon warrant exercise may be adjusted in certain events, including:

  •
  the issuance of share dividends to stockholders or a combination, subdivision or reclassification of our common stock;

  •
  the issuance of rights, warrants or options to all stockholders entitling them to purchase shares of common stock for an aggregate consideration per share less than the current market price per share;

  •
  any distribution by us to our stockholders or evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

  •
  any other events mentioned in the applicable prospectus supplement.

        No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

        We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder's consent, for the purpose of:

  •
  curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

  •
  evidencing the succession of another corporation to us and their assumption of our covenants contained in the warrant agreement and the warrants;

  •
  appointing a successor depositary, if the warrants are issued in the form of global securities;

  •
  evidencing a successor warrant agent's acceptance of appointment with respect to the warrants;

  •
  adding to our covenants for the warrantholders' benefit or surrendering any right or power conferred upon us under the warrant agreement;

  •
  issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

  •
  amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders' interests in any material respect.

        We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement's provisions or of modifying the holders' rights. However, no such amendment that:

  •
  changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

  •
  shortens the time period during which the warrants may be exercised;

  •
  otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

  •
  reduces the number of unexercised warrants, the consent of holders of which is required for amending the warrant agreement or the related warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

        Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of its assets to any other corporation; provided, however, that:

  •
  either we must be the continuing corporation, or the corporation other than us formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of any U.S. jurisdiction (or any subdivision thereof) and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

  •
  we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing its obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the consent of the warrant agent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

        We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title

        We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary. See "Global Securities."

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus and any applicable prospectus supplements:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  directly to purchasers; or

  •
  through a combination of any such methods of sale.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices that may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions.

        The applicable prospectus supplement relating to the securities will set forth:

  •
  the offering terms, including the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds to us, if any, from such sale;

  •
  any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

  •
  any securities exchanges on which the securities may be listed.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

        Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections titled "Plan of Distribution" or "Underwriting" in the applicable prospectus supplement.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for any underwriters or agents, as the case may be, by Cravath, Swaine & Moore LLP, New York, New York. We have also been advised as to certain matters relating to the laws of the State of Texas by Haynes and Boone, LLP and as to certain matters relating to the laws of the State of Oregon by K&L Gates LLP.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and our management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

UNITED RENTALS, INC.

DEBT SECURITIES
COMMON STOCK
(INCLUDING ONE PREFERRED
STOCK PURCHASE RIGHT)
PREFERRED STOCK
WARRANTS

UNITED RENTALS (NORTH AMERICA), INC.

DEBT SECURITIES
(AND GUARANTEES THEREON)

PROSPECTUS
                       , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following is a statement of the estimated expenses to be incurred by the registrant in connection with the distribution of the securities registered under this registration statement:

	Amount to be paid
SEC registration fee	$71,300
Legal fees and expenses	300,000	*
Accounting fees and expenses	25,000	*
Printing and engraving costs	15,000	*
Miscellaneous	8,700
Total	$420,000

*
Estimated.

Item 15.    Indemnification of Directors and Officers

Delaware Registrants

        Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. The respective certificates of incorporation of United Rentals, Inc. ("Holdings"), United Rentals (North America), Inc. ("URNA") and United Rentals (Delaware), Inc. eliminate and limit such personal liability of their directors under such terms. Further, the respective certificates of incorporation of Holdings and URNA provide that, if the DGCL is subsequently amended to permit further elimination or limitation of the personal liability of directors, the liability of a director of Holdings or URNA will be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

        Section 145 of the DGCL provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Eligibility for indemnification in relation to an action or suit by or in the right of the corporation may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought. The determination regarding whether the indemnitee has met the applicable standard of conduct generally must be made by a majority of disinterested directors (or a committee thereof) or the stockholders, although indemnification is mandatory where the indemnitee is successful on the merits or otherwise in defense of the action. A corporation may advance the expenses incurred by an officer or director in defending against any action, suit or proceeding upon receipt of an undertaking by or on behalf such person to repay such expenses if it is ultimately determined that such person is not entitled to indemnification. The statute also provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

        The by-laws of United Rentals (Delaware), Inc. authorize it to indemnify, to the full extent authorized by law, any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee of the corporation or serves or served at the request of the corporation as a director, officer or employee of any other enterprise, and contains provisions substantially similar to those of the DGCL relating to advancement of expenses and the non-exclusivity of the indemnification rights therein. The by-laws of United Rentals Highway Technologies Gulf, Inc. contain provisions substantially similar to those of the DGCL relating to indemnification (but do not specifically address advancement of expenses), and additionally provide that the corporation's indemnity will be reduced by the amounts collected under insurance or from such other enterprise, and that nothing therein will operate to indemnify a director if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 or other applicable state or federal law.

        Holdings has entered into indemnification agreements with its directors and officers. In general, these agreements require Holdings to indemnify each of such persons against expenses, judgments, fines, settlements and other liabilities incurred in connection with any proceeding (including a derivative action) to which such person may be made a party by reason of the fact that such person is or was a director, officer or employee of Holdings or guaranteed any obligations of Holdings; provided, however, that the right of an indemnitee to receive indemnification is subject to the following limitations: (i) an indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of Holdings, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and (ii) in the case of a derivative action, an indemnitee is not entitled to indemnification in the event that he is judged in a final non-appealable decision of a court of competent jurisdiction to be liable to Holdings due to willful misconduct in the performance of his duties to Holdings (unless and only to the extent that the court determines that the indemnitee is fairly and reasonably entitled to indemnification).

        Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person under the DGCL. The by-laws of United Rentals Highway Technologies Gulf, Inc. provide it with substantially similar authority. Consistent with the DGCL, Holdings has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

        Section 18-108 of the Delaware Limited Liability Company Act ("DE LLC Act") provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DE LLC Act prohibits it from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Consistent with such provisions, the limited liability company agreement of

United Rentals Realty, LLC provides that, to the maximum extent permitted under Delaware law, no director shall be liable to the company or any of its members for monetary damages, except with respect to any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. It further provides that, if any provision of the DE LLC Act is subsequently amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DE LLC Act, as so amended.

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act ("DE RULPA") provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. However, to the extent that the partnership agreement seeks to restrict or limit the liabilities of such person, Section 17-1101 of DE RULPA prohibits it from limiting or eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Consistent with such provisions, the amended and restated agreement of limited partnership of United Rentals Financing Limited Partnership provides that the general partner shall not be liable in damages to the limited partners or the partnership for (i) any act or omission on behalf of the partnership performed or omitted to be taken by it in good faith and in a manner reasonably believed by it to be within the scope of the authority granted to it by the limited partnership agreement and in, or not opposed to, the best interests of the partnership, provided that the general partner is not guilty of gross negligence or willful misconduct (ii) any action or omission taken or suffered by any other partner or (iii) any mistake, negligence, dishonesty or bad faith of any agent of the partnership selected by the general partner with reasonable care. In addition, to the extent the general partner has duties and liabilities relating thereto, it shall not be liable to the partnership or any other partner for its good faith reliance on provisions in the limited partnership agreement. The limited partnership agreement further provides that, to the fullest extent permitted by law, the partnership shall indemnify the general partner against any loss, damage or expenses incurred by it by reason of any act or omission so performed or omitted by it, so long as such action or omission does not involve gross negligence or willful misconduct, and any such amounts shall be paid by the partnership to the extent assets are available, but the limited partners shall not have any personal liability to the general partner or the partnership on account of such loss, damage or expense.

Oregon Registrant

        As an Oregon corporation, United Rentals Northwest, Inc. is subject to the Oregon Business Corporation Act (the "OBCA") and the exculpation from liability and indemnification provisions contained therein. Section 60.047 of the OBCA provides that a corporation may, in its articles of incorporation, eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director except for liability for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) any unlawful distribution under Section 60.367 of the OBCA (pertaining to liability for unlawful distributions); or (iv) any transaction from which the director derived an improper personal benefit. The articles of incorporation of United Rentals Northwest, Inc. provide that the personal liability of each director to the corporation for monetary damages for conduct as a director will be limited to the fullest extent permitted by law.

        Section 60.387 et seq. of the OBCA permits corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not opposed to the corporation's best interests and, in the case of a criminal proceeding, such person had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation, but may indemnify against the reasonable expenses associated with such claims. Corporations also may not indemnify against breaches of the duty of loyalty. The OBCA provides for mandatory indemnification of directors against all reasonable expenses incurred in the successful defense of any claim made or threatened, whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute. The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or by-laws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

        In addition, Section 60.411 of the OBCA provides that a corporation may purchase and maintain insurance on behalf of a director or officer against liability asserted against or incurred by the individual even if the corporation has no power to indemnify the individual against the same liability.

Texas Registrant

        As a Texas corporation incorporated on August 11, 1999, InfoManager, Inc. is subject to the Texas Business Organizations Code, as amended (the "TBOC"), which, as of January 1, 2010, is the successor statute to the Texas Business Corporations Act (the "TBCA") and the Texas Miscellaneous Corporations Laws Act. Section 7.001 of the TBOC, provides that a corporation's articles of incorporation may limit or eliminate the directors' liability for monetary damages to the corporation or its shareholders for an act or omission in the director's capacity as a director, except that no limitation or elimination of liability is permitted to the extent the director is found liable for a breach of the duty of loyalty, an act or omission not in good faith that constitutes a breach of a duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, a transaction from which the director received an improper personal benefit, or an act or omission for which liability is expressly provided by an applicable statute.

        The by-laws of InfoManager, Inc. provide that the corporation may indemnify a person sued as a present or former director, officer, employee or agent of the corporation, or while serving at the request of the corporation as a director, officer, trustee, employee, agent or similar functionary of another enterprise, against any liabilities and reasonable expenses that may be incurred by such person in connection with or resulting from any threatened, pending or completed action, suit or proceeding, any appeal therein or any inquiry or investigation that could lead to an action, suit or proceeding, to the fullest extent permitted by Article 2.02-1 of the TBCA, which was replaced by Section 7.001 of the TBOC, as of January 1, 2010. Chapter 8 of the TBOC provides that such indemnity will be available if it is determined that such person has conducted himself in good faith and he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests and, in all other cases, that his conduct was at least not opposed to the corporation's best interests (and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful). The by-laws also provide that the corporation may pay or reimburse, in advance of the final disposition of such action, suit or proceeding, to any present and former director all reasonable expenses incurred by such person who was, is or is threatened to be made a defendant in an action, suit or proceeding, to the full extent permitted by Article 2.02-1 of the TBCA, which was replaced by Section 8.104 of the TBOC, as of January 1, 2010. According to the TBOC, indemnification of a person found liable to the corporation or found liable on the basis that a personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity, is limited to reasonable expenses actually incurred by the person in connection with the proceeding, does not include a judgment, a penalty, a fine or an excise or similar tax, and may not be made if the person is found liable for willful or intentional misconduct in the performance of his duty to the corporation, for a breach of the person's duty of loyalty to the corporation or for an act or omission not committed in good faith that constitutes a breach of a duty to the corporation. Indemnification of the reasonable expenses incurred by a director is mandatory, however, in connection with a proceeding in which such a director was wholly successful, on the merits or otherwise, in the defense of a proceeding in which he was a defendant.

        Consistent with the TBOC, the by-laws of InfoManager, Inc. provide that the corporation may purchase or maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, agent or similar functionary of another entity or enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under Chapter 8 of the TBOC or the by-laws, but subject to the restrictions and consistent with the procedures set out in the by-laws.

California Registrant

        As a California corporation, Wynne Systems, Inc. is subject to the California Corporations Code. The articles of incorporation of Wynne Systems, Inc. provide that the liability of the directors of the corporation for monetary damages is eliminated to the fullest extent permissible under California law. The corporation is authorized to provide, through its by-laws or by agreement with its agents, indemnification of its agents (as defined in Section 317 of the California Corporations Code to mean any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the corporation in such capacity with respect to any other enterprise) in excess of that expressly permitted by Section 317 for those agents' breaches of duty to the corporation and its shareholders, but subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. The articles of incorporation of Wynne Systems, Inc. further authorize the corporation to provide insurance for agents as set forth in Section 317 of the California Corporations Code. Any repeal of modification of these provisions by the shareholders of the corporation will be wholly prospective and will not affect adversely any right to indemnification provided to agents of the corporation that existed at the time of such repeal or modification.

        Consistent with Section 317 of the California Corporations Code, the by-laws of Wynne Systems, Inc. provide that the corporation will indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than in an action by or in the right of the corporation) by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. In the case of actions by or in right of the corporation, the corporation will indemnify any person who was or is a party or is threatened to be made a party to such action because such person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with the defense or settlement of such action, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances, except that no such indemnification may be made: (i) for claims as to which such person has been adjudged to be liable to the corporation in the performance of such person's duty to the corporation, unless and then only to the extent a court determines that such person is fairly and reasonably entitled to indemnity; (ii) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or (iii) of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

        The by-laws provide that indemnification is mandatory to the extent the agent's defense is successful on the merits. Otherwise, indemnification may be made by the corporation only if authorized by:

  •
  a majority vote of a quorum of the corporation's directors who are not parties to the proceeding;

  •
  approval or ratification by the affirmative vote of a majority of shares of the corporation entitled to vote, with the shares owned by the person to be indemnified not being considered outstanding or entitled to vote thereon; or

  •
  the court in which such proceeding is or was pending upon application by the corporation or the agent or his attorney.

        The by-laws permit the corporation to make advances of expenses prior to final disposition of a proceeding upon the receipt of an undertaking that the agent will repay the corporation unless it is determined ultimately that the agent is entitled to be indemnified as authorized. The indemnification provisions in the by-laws are not exclusive of any other rights to indemnification to which persons other than directors and officers of the corporation may be entitled by contract or otherwise.

        The by-laws also provide that, upon determination by the board of directors, the corporation will purchase and maintain insurance on behalf of any agent of the corporation against liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of the by-laws. All amounts received by an agent under any such policy of insurance will be applied against, but will not limit, the amounts to which the agent is entitled pursuant to the provisions of the by-laws.

Item 16.    Exhibits

        (a)   The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement*
4.1	Restated Certificate of Incorporation of United Rentals, Inc., dated March 16, 2009 (incorporated by reference to Exhibit 3.1 of the United Rentals, Inc. Report on Form 8-K filed on March 17, 2009)
4.2	By-laws of United Rentals, Inc., amended as of January 16, 2009 (incorporated by reference to Exhibit 3.1 of the United Rentals, Inc. Report on Form 8-K filed on January 20, 2009)
4.3	Amended and Restated Certificate of Incorporation of United Rentals (North America), Inc. (incorporated by reference to Exhibit 3.3 of the United Rentals (North America), Inc. Report on Form 10-Q for the quarter ended June 30, 1998)
4.4	By-laws of United Rentals (North America), Inc. (incorporated by reference to Exhibit 3.4 of the United Rentals (North America), Inc. Report on Form 10-Q for the quarter ended June 30, 1998)
4.5	Form of Certificate representing United Rentals, Inc. Common Stock (incorporated by reference to Exhibit 4 of the United Rentals, Inc. registration statement on Form S-l, Registration No. 333-39117)
4.6	Rights Agreement, dated September 28, 2001, between United Rentals, Inc. and American Stock Transfer & Trust Co., as Rights Agent (the "Rights Agreement") (incorporated by reference to Exhibit 4 of the United Rentals, Inc. current report on Form 8-K filed on October 5, 2001)
4.7	Form of Certificate of Designation for Series E Junior Participating Preferred Stock (incorporated by reference to Exhibit A of the United Rentals, Inc. current report on Form 8-K filed on October 5, 2001)
4.8	First Amendment to the Rights Agreement, dated as of July 22, 2007, between United Rentals, Inc. and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the United Rentals, Inc. current report on Form 8-K filed on July 24, 2007)

Exhibit No.	Description of Document
4.9	Second Amendment to the Rights Agreement, dated as of October 16, 2008, between United Rentals, Inc. and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the United Rentals, Inc. current report on Form 8-K filed on October 17, 2008)
4.10	Form of Certificate of Designations*
4.11	Form of Senior Indenture between United Rentals, Inc. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.11 of United Rentals, Inc. Registration Statement on Form S-3, Registration No. 333-160884, filed on July 30, 2009)
4.12	Form of Senior Note of United Rentals, Inc. (included in Exhibit 4.11)
4.13	Form of Senior Indenture among United Rentals (North America), Inc., United Rentals, Inc. and certain subsidiaries of United Rentals (North America), Inc., as Guarantors, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.13 of United Rentals, Inc. Registration Statement on Form S-3, Registration No. 333-160884, filed on July 30, 2009)
4.14	Form of Senior Note of United Rentals (North America), Inc. (included in Exhibit 4.13)
4.15	Form of Senior Subordinated Indenture among United Rentals (North America), Inc., United Rentals, Inc. and certain subsidiaries of United Rentals (North America), Inc., as Guarantors, and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.15 of United Rentals, Inc. Registration Statement on Form S-3, Registration No. 333-160884, filed on July 30, 2009)
4.16	Form of Senior Subordinated Note of United Rentals (North America), Inc. (included in Exhibit 4.15)
4.17	Form of Warrant Agreement*
4.18	Form of Warrant Certificate (included in Exhibit 4.17)*
5.1	Opinion of Sullivan & Cromwell LLP**
5.2	Opinion of Haynes and Boone, LLP**
5.3	Opinion of K&L Gates LLP**
12.1	Computation of Ratio of Earnings to Fixed Charges**
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm**
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)
23.3	Consent of Haynes and Boone, LLP (included in Exhibit 5.2)
23.4	Consent of K&L Gates LLP (included in Exhibit 5.3)
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee with respect to Exhibit 4.11**
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee with respect to Exhibit 4.13**
25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee with respect to Exhibit 4.15**

*
If applicable, to be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

**
Filed herewith.

Item 17.    Undertakings

        Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that a registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 21st day of April, 2010.

UNITED RENTALS, INC.
By:	/s/ JONATHAN M. GOTTSEGEN
	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

        The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of April, 2010.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND Michael J. Kneeland	Director and Chief Executive Officer (Principal Executive Officer)
/s/ JENNE K. BRITELL Jenne K. Britell	Chairman of the Board of Directors
/s/ WILLIAM B. PLUMMER William B. Plummer	Chief Financial Officer (Principal Financial Officer)
/s/ JOHN J. FAHEY John J. Fahey	Controller (Principal Accounting Officer)

Signature	Title(s)

/s/ JOSÉ B. ALVAREZ José B. Alvarez	Director
/s/ HOWARD L. CLARK, JR. Howard L. Clark, Jr.	Director
/s/ BOBBY J. GRIFFIN Bobby J. Griffin	Director
/s/ SINGLETON B. MCALLISTER Singleton B. McAllister	Director
/s/ BRIAN D. MCAULEY Brian D. McAuley	Director
/s/ JOHN S. MCKINNEY John S. McKinney	Director
/s/ JASON D. PAPASTAVROU Jason D. Papastavrou	Director
/s/ FILIPPO PASSERINI Filippo Passerini	Director
/s/ L. KEITH WIMBUSH L. Keith Wimbush	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 21st day of April, 2010.

UNITED RENTALS (NORTH AMERICA), INC.
By:	/s/ JONATHAN M. GOTTSEGEN
	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

        The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of April, 2010.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND Michael J. Kneeland	Director and Chief Executive Officer (Principal Executive Officer)
/s/ JENNE K. BRITELL Jenne K. Britell	Chairman of the Board of Directors
/s/ WILLIAM B. PLUMMER William B. Plummer	Chief Financial Officer (Principal Financial Officer)
/s/ JOHN J. FAHEY John J. Fahey	Controller (Principal Accounting Officer)

Signature	Title(s)

/s/ JOSÉ B. ALVAREZ José B. Alvarez	Director
/s/ HOWARD L. CLARK, JR. Howard L. Clark, Jr.	Director
/s/ BOBBY J. GRIFFIN Bobby J. Griffin	Director
/s/ SINGLETON B. MCALLISTER Singleton B. McAllister	Director
/s/ BRIAN D. MCAULEY Brian D. McAuley	Director
/s/ JOHN S. MCKINNEY John S. McKinney	Director
/s/ JASON D. PAPASTAVROU Jason D. Papastavrou	Director
/s/ FILIPPO PASSERINI Filippo Passerini	Director
/s/ L. KEITH WIMBUSH L. Keith Wimbush	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 21st day of April, 2010.

INFOMANAGER, INC.
By:	/s/ JONATHAN M. GOTTSEGEN
	Name:	Jonathan M. Gottsegen
	Title:	Vice President and Secretary

        The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of April, 2010.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND Michael J. Kneeland	Director and President (Principal Executive Officer)
/s/ WILLIAM B. PLUMMER William B. Plummer	Vice President (Principal Financial Officer)
/s/ JOHN J. FAHEY John J. Fahey	Vice President and Controller (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 21st day of April, 2010.

UNITED RENTALS (DELAWARE), INC.
By:	/s/ JONATHAN M. GOTTSEGEN
	Name:	Jonathan M. Gottsegen
	Title:	Vice President and Secretary

        The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of April, 2010.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND Michael J. Kneeland	Director and President (Principal Executive Officer)
/s/ WILLIAM B. PLUMMER William B. Plummer	Vice President (Principal Financial Officer)
/s/ JOHN J. FAHEY John J. Fahey	Vice President and Controller (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 21st day of April, 2010.

UNITED RENTALS FINANCING LIMITED PARTNERSHIP
By:	United Rentals of Nova Scotia (No. 1), ULC., as General Partner
By:	/s/ JONATHAN M. GOTTSEGEN
	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

        The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of April, 2010.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND Michael J. Kneeland	Director and President (Principal Executive Officer)
/s/ WILLIAM B. PLUMMER William B. Plummer	Vice President (Principal Financial Officer)
/s/ JOHN J. FAHEY John J. Fahey	Vice President and Controller (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 21st day of April, 2010.

UNITED RENTALS HIGHWAY TECHNOLOGIES GULF, INC.
By:	/s/ JONATHAN M. GOTTSEGEN
	Name:	Jonathan M. Gottsegen
	Title:	Vice President and Secretary

        The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of April, 2010.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND Michael J. Kneeland	Director and President (Principal Executive Officer)
/s/ WILLIAM B. PLUMMER William B. Plummer	Vice President (Principal Financial Officer)
/s/ JOHN J. FAHEY John J. Fahey	Vice President and Controller (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 21st day of April, 2010.

UNITED RENTALS NORTHWEST, INC.
By:	/s/ JONATHAN M. GOTTSEGEN
	Name:	Jonathan M. Gottsegen
	Title:	Vice President and Secretary

        The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of April, 2010.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND Michael J. Kneeland	Director and President (Principal Executive Officer)
/s/ WILLIAM B. PLUMMER William B. Plummer	Vice President (Principal Financial Officer)
/s/ JOHN J. FAHEY John J. Fahey	Vice President and Controller (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 21st day of April, 2010.

UNITED RENTALS REALTY, LLC
By:	/s/ JONATHAN M. GOTTSEGEN
	Name:	Jonathan M. Gottsegen
	Title:	Vice President and Secretary

        The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of April, 2010.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND Michael J. Kneeland	Director and President (Principal Executive Officer)
/s/ WILLIAM B. PLUMMER William B. Plummer	Vice President (Principal Financial Officer)
/s/ JOHN J. FAHEY John J. Fahey	Vice President and Controller (Principal Accounting Officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 21st day of April, 2010.

WYNNE SYSTEMS, INC.
By:	/s/ JONATHAN M. GOTTSEGEN
	Name:	Jonathan M. Gottsegen
	Title:	Vice President and Secretary

        The undersigned directors and officers do hereby constitute and appoint William B. Plummer and Jonathan M. Gottsegen and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of April, 2010.

Signature	Title(s)

/s/ MICHAEL J. KNEELAND Michael J. Kneeland	Director and President (Principal Executive Officer)
/s/ WILLIAM B. PLUMMER William B. Plummer	Vice President (Principal Financial Officer)
/s/ JOHN J. FAHEY John J. Fahey	Vice President and Controller (Principal Accounting Officer)